Exhibit 3.1

BY-LAWS

OF

SPX FLOW, INC.

(A Delaware Corporation)

Amended and Restated

Effective as of May 10, 2018

BY-LAWS

OF

SPX FLOW, INC.
(A Delaware Corporation)

ARTICLE I
Offices
Section 1.  The registered office of the corporation shall be in Wilmington, New Castle County, Delaware.
Section 2.  The corporation shall have its principal office at 13320 Ballantyne Corporate Place, Charlotte, North Carolina, and it may also have offices at such other places as the board of directors may from time to time determine.
ARTICLE II
Stockholders
Section 1.  Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may be properly brought before the meeting shall be held on such date as the board of directors shall fix each year.  No business shall be conducted at an annual meeting except in accordance with the procedures set forth in these by-laws.  The presiding officer of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of these by-laws, and, if it is so determined, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
To be properly brought before an annual meeting, (a) business must be specified in the notice of meeting, or any supplement thereto, given by or at the direction of the board of directors, (b) business must be otherwise properly brought before the meeting by or at the direction of the board of directors, (c) director nominations by a stockholder must be submitted pursuant to Section 1 or Section 1A of Article III, or (d) business other than director nominations must be otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record at the time of giving notice provided for in this Section and at the time of the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures as to such business set forth in this Section.  Clauses (c) and (d) of this Section 1 shall be the exclusive means for a stockholder to submit business before an annual meeting of stockholders other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s notice of meeting, and nominations of individuals for election as directors made by stockholders pursuant to, and in accordance with the requirements of, Section 1 or Section 1A of Article III.
For business to be properly brought before an annual meeting by a stockholder pursuant to Clause (d) of the preceding paragraph, such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware and the secretary of the corporation must have received notice of such business in writing from the stockholder not later than the close of business on the one hundred and twentieth day, nor earlier than the one hundred and fiftieth day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that, subject to the last sentence of this paragraph, if an annual meeting is convened more than sixty days prior to, or delayed by more than forty-five days after, the anniversary date of the immediately preceding annual meeting, if no annual meeting was held in the preceding year, notice to be timely must be received by the secretary of the corporation from the stockholder not later than the close of business on the later of (i) the one hundred and twentieth day before such annual meeting, or (ii) if the first public announcement of the date of such annual meeting is less than one hundred days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made; and with respect to the 2016 annual meeting of stockholders, notice to be timely must be received by the secretary of the corporation from the stockholder not earlier than December 10, 2015 nor later than January 9, 2016.  A stockholder’s notice to the secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting, and (b) the reasons for conducting such business at the meeting.  In no event shall an adjournment, or postponement of an annual meeting for which the public announcement of the date thereof shall have been made, commence a new time period for the giving of notice by a stockholder.
Nothing in this Section shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of preferred stock if and to the extent provided for under law, the certificate of incorporation or these by-laws.

Section 2.  Special Meetings.  Special meetings of the stockholders may be called only by the chairman, the president or the board of directors pursuant to a resolution approved by a majority of the entire board.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting of stockholders pursuant to the corporation’s notice of meeting.
Section 3.  Stockholder Action; How Taken.  Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
Section 4.  Place of Meeting.  The board of directors may designate any place, either within or without Delaware, as the place of meeting for any annual or special meeting.
Section 5.  Notice of Meetings.  Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman, or the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mails in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation with postage thereon prepaid.
Section 6.  Record Date.  For the purpose of determining (a) stockholders entitled to notice of or to vote at any meeting of stockholders, (b) stockholders entitled to receive payment of any dividend, or (c) stockholders for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and not less than ten days, or in the case of a merger or consolidation not less than twenty days prior to the date on which the particular action, requiring such determination of stockholders is to be taken.
Section 7.  Quorum.  The holders of not less than one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 8.  Notices; Required Stockholder Information.  A stockholder’s notice of director nominations to be brought before an annual or special meeting as permitted by Section 1 of Article III and a stockholder’s notice of other business to be brought before an annual meeting as permitted by Clause (d) of Section 1 of this Article, shall, in addition to the information required by such Sections, set forth the following as to the stockholder giving the notice and the beneficial owner or owners, if any, on whose behalf the nomination or business proposal is made and their respective affiliates and associates:
(a)           the name and address of such stockholder, as they appear on the corporation’s stockholder records, and of the beneficial owner or owners, if any, and of each of their respective affiliates and associates in respect of which information is required to be provided pursuant to Clauses (b) or (c) below;
(b)           the class and number of shares of capital stock or other securities of the corporation or any of its subsidiaries that are owned, whether of record or beneficially, by such stockholder, such beneficial owner or owners, if any, and each of their respective affiliates and associates, as of the date of such notice (which information shall be supplemented by such stockholder, such beneficial owner or owners, if any, and their respective affiliates and associates, not later than ten days after the record date for the meeting to disclose such ownership as of the record date);
(c)           a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and the beneficial owner or owners, if any, is the beneficial owner of stock of the corporation; and such stockholder (or its duly authorized representative) intends to appear in person or by proxy at the meeting to nominate the person or persons or present the business proposal, as specified in the notice;

(d)           a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such notice by, or on behalf of, the stockholder, the beneficial owner or owners, if any, or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or the beneficial owner, if any, or any of their respective affiliates or associates, with respect to shares of stock or other securities of the corporation or any of its subsidiaries, and a representation that the stockholder or the beneficial owner or owners, if any, will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;
(e)           any material interest of the stockholder or the beneficial owner or owners, if any, or any of their respective affiliates or associates in such director nomination or business proposal;
(f)            a description of all agreements, arrangements and understandings between such stockholder or the beneficial owner or owners, if any, or any of their respective affiliates or associates and any other person or persons (including their names) in connection with such director nomination or business proposal, including a description of all agreements, arrangements or understandings between such stockholder or the beneficial owner or owners, if any, or any of their respective affiliates or associates and each nominee and any other person or persons, naming such person or persons, pursuant to which the director nomination or nominations are to be made by the stockholder; and
(g)           any other information relating to such stockholder, beneficial owner or owners, if any, or any of their respective affiliates and associates that would be required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder to be included in a proxy statement or other filings of such stockholder, beneficial owner or owners, if any, or any of their respective affiliates and associates required to be made in connection with solicitations of proxies for the proposal or the election of directors in a contested election, as applicable, if Section 14 of the Exchange Act were applicable.
For a stockholder’s nomination of an individual for election as a director at an annual meeting of stockholders pursuant to Section 1A of Article III, the stockholder must comply with the provisions of Section 1A of Article III and not the requirements set forth in this Section 8 of Article II.
Section 9.  Procedure.  The order of business and all other matters of procedure at every meeting of stockholders shall be determined by the chairman of the meeting.  The board of directors shall appoint two or more inspectors of election to serve at every meeting of stockholders at which directors are to be elected.  The chairman of the meeting may adjourn or postpone a meeting of stockholders with or without the approval of the stockholders present and voting.  In no event shall the adjournment of an annual or special meeting commence a new time period for the giving of a stockholder’s notice as described in Section 1 of this Article or Section 1 of Article III.
ARTICLE III
Directors
Section 1.  Number, Election and Terms.  Except as otherwise fixed pursuant to the provisions of Article Fourth of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time by the board of directors but shall not be less than three.  The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as near equal in number as possible, designated Class I, Class II and Class III.  The directors in Class I shall serve for an initial term expiring at the 2016 annual meeting of stockholders, the directors in Class II shall serve for an initial term expiring at the 2017 annual meeting of stockholders, and the directors in Class III shall serve for an initial term expiring at the 2018 annual meeting of stockholders, with each director in a class to hold office until his or her successor is elected and qualified.  At the 2016 annual meeting of the stockholders and at each subsequent annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Notwithstanding the foregoing provisions of this paragraph, (i) at the 2019 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the 2021 annual meeting of stockholders, (ii) commencing with the 2020 annual meeting of stockholders, directors shall be elected for one-year terms expiring at the next succeeding annual meeting of stockholders, and (iii) commencing with the 2021 annual meeting of stockholders, directors shall no longer be divided into classes.
The term the “entire board” as used in these by-laws means the total number of directors which the corporation would have if there were no vacancies.

Except as provided in Section 2 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in this Section or Section 1A of Article III and (ii) such nomination has not been withdrawn by such stockholder as of a date that is ten days in advance of the date the corporation files its definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented).  For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.  The Nominating & Governance Committee shall maintain procedures regarding the tender to the board of directors by directors of advance resignations to address majority voting.  The Nominating & Governance Committee shall make a recommendation to the board of directors on whether to accept or reject a resignation, or whether other action should be taken.  The board of directors shall act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Form 8-K filed with the Securities and Exchange Commission within ninety days from the date of the certification of the election results.
Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder (a) pursuant to Section 1A of Article III or (b) who (i) is a stockholder of record at the time of giving notice provided for in this Section and at the time of the meeting of stockholders at which the election of directors occurs, (ii) is entitled to vote at the meeting on the election of directors, and (iii) complies with the notice procedures as to such nominations as set forth in this Section.  For a stockholder to nominate candidates for the election of directors at an annual meeting of stockholders (other than a stockholder nominating candidates pursuant to Section 1A of Article III), the secretary of the corporation shall have received notice of such nomination in writing from the stockholder not later than the close of business on the one hundred and twentieth day, nor earlier than the one hundred and fiftieth day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that, subject to the last sentence of this paragraph, if an annual meeting is convened more than sixty days prior to, or delayed by more than forty five days after, the anniversary date of the immediately preceding annual meeting, or if no annual meeting was held in the preceding year, notice to be timely must be received by the secretary of the corporation from the stockholder not later than the close of business on the later of (i) the one hundred and twentieth day before such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than one hundred days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made; and with respect to the 2016 annual meeting of stockholders, notice to be timely must be received by the secretary of the corporation from the stockholder not earlier than December 10, 2015 nor later than January 9, 2016.  For a stockholder to nominate candidates for the election of directors at a special meeting of stockholders at which directors are to be elected, the secretary of the corporation shall have received notice of such nomination in writing from the stockholder not later than the close of business on the tenth day following the date on which public announcement of the date of such special meeting (and that directors will be elected at such special meeting) is first made.  A stockholder’s notice to the secretary of the corporation shall set forth: (a) the name and address of the person or persons to be nominated; (b) such other information regarding each nominee proposed by such stockholder that would be required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder to be included in a proxy statement or other filings of such stockholder, beneficial owner or owners, if any, or any of their respective affiliates and associates required to be made in connection with solicitations of proxies for the election of directors in a contested election, as applicable, if Section 14 of the Exchange Act were applicable; (c) the consent of each nominee to serve as a director of the corporation if so elected; and (d) a statement as to whether each nominee, if elected, intends to tender, promptly following such nominee’s election or re-election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and the acceptance of such resignation by the board of directors, in accordance with the corporation’s corporate governance guidelines (as modified from time to time and adopted by the board of directors, the “Corporate Governance Guidelines”).  In no event shall an adjournment, or postponement of an annual or special meeting for which the public announcement of the date thereof shall have been made, commence a new time period for the giving of notice by a stockholder pursuant to this Section 1.
The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or the procedure specified in Section 1A of Article III, as applicable.
Section 1A.  Stockholder Nominations Included in the Corporation’s Proxy Materials.
(a)  Subject to the terms and conditions set forth in this Section 1A, the corporation shall include in its proxy statement for an annual meeting of stockholders, in addition to any persons nominated for election by or at the direction of the board of directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the board of directors by a stockholder or group of stockholders that satisfies the requirements of this Section 1A (such person or group, the “Eligible Stockholder”), and that expressly elects at the time of providing the written notice required by this Section 1A to have its nominee included in the corporation’s proxy materials pursuant to this Section 1A. For the avoidance of doubt, the provisions of this Section 1A shall not apply to a special meeting of the stockholders, and the corporation shall not be required to include a director nominee of a stockholder or group of stockholders in the corporation’s proxy statement or form of proxy or ballot for any special meeting of the stockholders. For purposes of this Section 1A, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Stockholder Statement (defined below). Subject to the provisions of this Section 1A, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting. For the avoidance of doubt, and any other provision of these by-laws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement or other proxy materials its own statements or other information relating to, any Eligible Stockholder or Stockholder Nominee. This Section 1A provides the exclusive method for a stockholder to include nominees for election to the board of directors in the corporation’s proxy materials.
(b) For the purposes of this Section 1A:
(i) “Voting Shares” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors; and
(ii) a stockholder shall be deemed to “own” only those outstanding shares of Voting Shares of the corporation as to which the stockholder (or any stockholder, fund comprising a Qualifying Fund (as defined below) or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder (as specified in paragraph (e) of this Section 1A)) possesses both: (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate, other than any hedging across a broad multi-industry investment portfolio solely with respect to currency risk, interest-rate risk or, using a broad index-based hedge, equity risk. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares within five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 1A, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(c) In addition to any other applicable requirements, for a Stockholder Nominee to be eligible for inclusion in the corporation’s proxy materials pursuant to this Section 1A, the Eligible Stockholder must give timely notice of such nomination (the “Proxy Access Notice”) in proper written form to the secretary of the corporation. To be timely, an Eligible Stockholder’s Proxy Access Notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not less than 120 days nor more than 150 days prior to the anniversary date that the corporation first mailed its proxy materials for the annual meeting of the previous year; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the Eligible Stockholder in order to be timely must be so received not later than the close of business on the later of 120 days in advance of such annual meeting or ten days following the day on which public disclosure of the date of the annual meeting is first made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which public disclosure of the date thereof shall have been made, commence a new time period for giving of a Proxy Access Notice as described above. As used in these by-laws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated

Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(d) The maximum number of Stockholder Nominees appearing in the corporation’s proxy materials pursuant to this Section 1A with respect to an annual meeting of stockholders shall be a number that equals 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 1A (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below such amount (such number as determined in accordance with this paragraph (d), the “Permitted Number”); provided, however, that for so long as the corporation has a classified board of directors, in no case shall the number of Stockholder Nominees appearing in the corporation’s proxy materials pursuant to this Section 1A for any annual meeting exceed one-half (1/2) of the number of directors to be elected at such annual meeting (rounded down to the nearest whole number); and provided, further, that the Permitted Number shall be reduced, but not below zero, by:
(i) the number of individuals nominated, pursuant to this Section 1A, by an Eligible Stockholder for inclusion in the corporation’s proxy materials for such annual meeting whose nominations are subsequently withdrawn;
(ii) the number of individuals nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 1A whom the board of directors decides to nominate for election to the board of directors at such annual meeting;
(iii) the number of nominees recommended by the board of directors who will be included in the corporation’s proxy materials for such annual meeting pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders); and
(iv) the number of directors serving on the board of directors as of the Final Proxy Access Nomination Date for such annual meeting who were previously included in the corporation’s proxy materials as Stockholder Nominees (including any individual counted pursuant to the preceding clause (ii) of this paragraph (d)) during the prior two annual meetings.
In the event that one or more vacancies occurs on the board of directors for any reason after the Final Proxy Access Nomination Date but on or before the date of the annual meeting and the board of directors resolves to reduce the number of directors on the board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors on the board of directors as so reduced. If the corporation has a classified board of directors at the time that such vacancy or vacancies should arise, the Permitted Number shall be calculated on the basis of any reduction in the number of directors to be elected at such annual meeting. For the purposes of this Section 1A, the corporation’s board of directors shall be deemed to continue to be “classified” with respect to any annual meeting of stockholders if the term of any incumbent director is not to expire until a subsequent annual meeting of stockholders.
Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 1A shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1A exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1A exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 1A from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice (with any Stockholder Nominee who is the sole nominee of an Eligible Stockholder deemed to have its highest ranking). If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1A from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 1A from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(e) An “Eligible Stockholder” is one or more stockholders who owns and has owned, or is acting on behalf of one or more beneficial owners who own and have owned, continuously for at least three years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this Section 1A, and the record date for determining stockholders eligible to vote at the annual meeting, capital stock of the corporation representing at least three percent (3%) of the outstanding Voting Shares (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose share ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are under common management and share a common investment adviser or are sponsored by the same employer (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 1A, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 1A. No stockholder may be a member of more than one group constituting an Eligible Stockholder under this Section 1A for purposes of any applicable annual meeting of stockholders. A stockholder of record acting on behalf of a beneficial owner will be counted as a stockholder only with respect to the shares owned by beneficial owners on whose behalf such stockholder has been directed in writing to act, and, with respect to the shares covered by such directions, will be deemed to be the same stockholder as the beneficial owner for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings.
(f) No later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the secretary of the corporation:
(i) the name and address of, and number of shares of capital stock of the corporation owned by such person;
(ii) one or more written statements from the stockholder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to or mailed to and received by the corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide, (A) within ten days after the record date for the annual meeting, written statements from the stockholder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares and (B) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;
(iii) any information relating to such Eligible Stockholder (including any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Stockholder’s Stockholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Stockholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(iv) a description of (A) all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between the Eligible Stockholder (including any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder), or any affiliate or associate thereof or person acting in concert therewith, and such Eligible Stockholder’s Stockholder Nominee(s), (B) any agreement, arrangement or understanding with any person or entity as to how such Eligible Stockholder’s Stockholder Nominee(s) would vote or act on any issue or question as a director, and (C) any other material relationships, between or among the Eligible Stockholder (including any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (or successor rule) of the Securities and Exchange Commission if the Eligible Stockholder (including any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Eligible Stockholder’s Stockholder Nominee were a director or executive officer of such registrant;
(v) the details of any position of such Eligible Stockholder’s Stockholder Nominee(s) as an officer or director of any competitor (as defined in Section 8 of the Clayton Antitrust Act of 1914) of the corporation or one of its subsidiaries, within the three years preceding the submission of the Proxy Access Notice;
(vi) the written consent of such Eligible Stockholder’s Stockholder Nominee(s) to being named in the corporation’s proxy statement and form of proxy card as a nominee and to serving as a director if elected;

(vii) a written representation and agreement that such Stockholder Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (2) any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, in each case, unless the terms of such agreement, arrangement or understanding has been disclosed to the corporation or (3) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law;
(viii) a written representation and agreement, in the form provided by the secretary of the corporation, that such Stockholder Nominee will comply, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the corporation’s Corporate Governance Guidelines, corporate policies, corporate directives, and policies and guidelines regarding conflicts of interest, confidentiality, stock ownership and trading, any other codes of conduct, codes of ethics, policies and guidelines of the corporation or any rules, regulations and listing standards, in each case as applicable to the corporation’s directors;
(ix) a copy of the Schedule 14N that has been or is concurrently being filed by the Eligible Stockholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(x) a representation that such Eligible Stockholder (A) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1A, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders, other than its Stockholder Nominee(s) being nominated pursuant to this Section 1A or a nominee of the board of directors (or a committee appointed by the board of directors), (D) will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (F) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 1A;
(xi) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination;
(xii) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds are under common management and share a common investment adviser or are sponsored by the same employer and are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and share a common investment adviser or are sponsored by the same employer; and
(xiii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability resulting from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or relating to the information that the Eligible Stockholder provided to the corporation and indemnify and hold harmless the corporation and each of its directors, officers and employees individually from and against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees relating to any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or relating to the information that the Eligible Stockholder provided to the corporation, or arising out of any activity by the Eligible Stockholder in connection with any such nomination and (B) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

In order to be considered timely, any information required by this Section 1A to be provided to the corporation must be supplemented (by delivery to the secretary of the corporation) (x) no later than five days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (y) no later than five days before the annual meeting to disclose the foregoing information as of the date that is ten days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed nominee or to change the identity of any member of a group that together is an Eligible Stockholder.
(g) The Eligible Stockholder may provide to the secretary of the corporation, at the time such Eligible Stockholder’s Proxy Access Notice is originally provided to the secretary of the corporation pursuant to this Section 1A, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the candidacy of Eligible Stockholder’s Stockholder Nominee(s) (the “Stockholder Statement”). Notwithstanding anything to the contrary contained in this Section 1A, the corporation may omit from its proxy materials any information or Stockholder Statement or any portion thereof that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.
(h) At the request of the corporation, each Stockholder Nominee must:
(i) tender to the corporation an irrevocable resignation, in a form to be provided by the secretary of the corporation, which resignation shall become effective upon a determination by the board of directors or any committee thereof that (A) the information provided to the corporation with respect to such Stockholder Nominee pursuant to this Section 1A was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (B) such Stockholder Nominee, or the Eligible Stockholder who nominated such Stockholder Nominee, failed to comply with any obligation owed to the corporation, or breached any agreement or representation made, under or pursuant to this Section 1A, (C) the Proxy Access Notice pursuant to which such Stockholder Nominee’s information was included in the corporation’s proxy statement was not filed by stockholders constituting an Eligible Stockholder (or was filed by stockholders that prior to the applicable meeting ceased to be an Eligible Stockholder), or (D) at the next meeting at which such nominee would face re-election, the nominee fails to receive the required vote for re-election and the board of directors accepts such resignation;
(ii) submit to any background check (including fingerprint analysis) that may be required by any federal or state statute or regulations applicable to, or by any regulatory authority having jurisdiction over, the operations of the corporation or its subsidiaries or affiliates;
(iii) complete, sign and submit all questionnaires required of the corporation’s directors (which form of questionnaire shall be provided by the secretary of the corporation upon written request); and
(iv) provide such additional information as necessary or appropriate to permit the board of directors to determine (A) if such Stockholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the common shares of the corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors, (B) if such Stockholder Nominee has any direct or indirect relationship with the corporation, and (C) if such nominee is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or successor rule) under the Exchange Act.
In the event that any information or communications provided by the Eligible Stockholder (or any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) or such Eligible Stockholder’s Stockholder Nominee(s) to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or such Stockholder Nominee, as the case may be, shall promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.
(i) The corporation shall not be required to include, pursuant to this Section 1A, a Stockholder Nominee in its proxy materials for an annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee pursuant to this Section 1A, notwithstanding that proxies in respect of such vote may have been received by the corporation, if:
(i) the corporation receives a notice that any stockholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Section 1 of this Article III;

(ii) the Stockholder Nominee or the Eligible Stockholder (or any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors (or a committee appointed by the board of directors);
(iii) the Eligible Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee in accordance with this Section 1A;
(iv) the Stockholder Nominee is not independent under the listing standards of each principal U.S. exchange upon which the common shares of the corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the board of directors;
(v) if the Stockholder Nominee is or has been subject to any event specified in Rule 506(d)(1) of Regulation D (or successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or successor rule) under the Exchange Act;
(vi) the Stockholder Nominee’s service as a member of the board of directors would violate or cause the corporation to be in violation of these by-laws, the certificate of incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common shares of the corporation are traded, or any applicable law, rule or regulation;
(vii) the Stockholder Nominee is, or has been within the past three years prior to the annual meeting of stockholders, an officer or director of a Competitor (as defined in Section 8 of the Clayton Antitrust Act of 1914) of the corporation or one of its subsidiaries;
(viii) the Stockholder Nominee or the applicable Eligible Stockholder (or any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) fails to comply with any obligation owed to the corporation, or breaches any agreement or representation made, under or pursuant to this Section 1A; or
(vix) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.
(j) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee or the applicable Eligible Stockholder (or any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) fails to comply with any obligation owed to the corporation, or breaches any agreement or representation made, under or pursuant to this Section 1A or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 1A or dies, withdraws or otherwise becomes ineligible or unavailable for election at the annual meeting, (x) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the corporation shall not be required to include in its proxy materials any successor or replacement nominee for such Stockholder Nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (z) the board of directors or the chairperson of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 1A, such nomination shall be declared invalid and disregarded as provided in clause (z) above.
(k) Whenever the Eligible Stockholder consists of a group of stockholders (including two or more funds that are under common management and sharing a common investment adviser or are sponsored by the same employer), (i) each provision in this Section 1A that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Proxy Access Request Required Shares” definition) and (ii) a failure to comply with any obligation owed to the corporation, or a breach any agreement or representation made, under or pursuant this Section 1A by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(l) The board of directors (and any other person or body authorized by the board of directors, including, without limitation, the chairman of the relevant annual meeting) shall have the power and authority to interpret this Section 1A and to make any and all determinations necessary or advisable to apply this Section 1A to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Proxy Access Notice complies with this Section 1A, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 1A, and (iv) whether any and all requirements of this Section 1A have been satisfied. Any such interpretation or determination adopted in good faith by the board of directors (or any other person or body authorized by the board of directors, including, without limitation, the chairman of the relevant annual meeting) shall be binding on all persons, including the corporation and its stockholders (including any beneficial owners). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.
Section 2.  Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article Fourth of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall be a member of the class of directors in which the new directorship was created (subject to the requirement that, for so long as the directors are divided into classes, all classes be as nearly equal in number as possible) or in which the vacancy occurred and shall be submitted to a stockholder vote at the next annual meeting of stockholders.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.
Section 3.  Removal.  Subject to the rights of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, for so long as the board of directors is divided into classes, a director may be removed from office only for cause.
Section 4.  Regular Meetings.  Regular meetings of the board of directors shall be held at such times and at such places as the board of directors may from time to time determine.
Section 5.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman or the president or by any officer of the corporation upon the request of a majority of the entire board.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without Delaware, as the place for holding any special meeting of the board of directors called by them.
Section 6.  Notice.  Notice of regular meetings of the board of directors need not be given.  Notice of every special meeting of the board of directors shall be given to each director at his usual place of business, or at such other address as shall have been furnished by him for the purpose.  Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed or telegraphed.  Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.
Section 7.  Quorum.  A majority of the entire board shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of the entire board is present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by the certificate of incorporation or these by-laws.
Section 8.  Compensation.  Directors who are also full time employees of the corporation shall not receive any compensation for their services as directors but they may be reimbursed for reasonable expenses of attendance.  By resolution of the board of directors, all other directors may receive either an annual fee or a fee for each meeting attended, or both, and expenses of attendance, if any, at each regular or special meeting of the board of directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
Section 9.  Committees.  The board of directors may, by resolution passed by a majority of the entire board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
Section 10.  Director Emeritus.  The board of directors may by resolution appoint any former director who has retired from the board of directors as a Director Emeritus.  Directors Emeritus may, but are not required to, attend all meetings (regular and special) of the board of directors and will receive notice of such meetings; however, they shall not have the right to vote and they shall be excluded from the number of directors for quorum and other purposes.  Directors Emeritus shall be appointed for one year terms and may be reappointed for up to two additional one year terms.
Section 11.  Independence.  No nominee shall be eligible for election to the board of directors unless such nominee has provided such information as the corporation has reasonably requested to determine the eligibility of such nominee to serve as an independent director of the corporation.
ARTICLE IV
Officers
Section 1.  Number.  The officers of the corporation shall be a chairman, a vice-chairman (if elected by the board of directors), a president, an executive vice president (if elected by the board of directors), one or more vice-presidents (the number thereof to be determined by the board of directors), a treasurer, a secretary and such other officers as may be elected in accordance with the provisions of this Article.
Section 2.  Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
Section 3.  Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
Section 5.  Chairman.  The chairman shall preside at all meetings of the stockholders and the board of directors.  If so appointed by the board of directors he shall be the chief executive officer of the corporation and shall have those duties and responsibilities described in Section 8 of this Article.  He shall perform such other duties as may be prescribed by the board of directors.
Section 6.  Vice-Chairman.  The vice-chairman (if elected by the board of directors) shall, in the absence of the chairman, preside at all meetings of the stockholders and the board of directors.  If so appointed by the board of directors, he shall be either the chief executive officer or the chief operating officer, or both, and he shall have those duties and responsibilities described in Sections 8 or 9 of this Article, as the case may be.  He shall perform such other duties as may be prescribed by the board of directors and by the chief executive officer if he does not have that position.
Section 7.  President.  The president shall be either the chief executive officer or the chief operating officer, or both, as determined by the board of directors, and shall have the duties and responsibilities described in Sections 8 and 9 of this Article, as the case may be.  In the absence of the chairman and vice-chairman, he shall preside at all meetings of the stockholders and board of directors.  He shall perform such other duties as may be prescribed by the board of directors and chief executive officer if he does not have that position.
Section 8.  Chief Executive Officer.  The chief executive officer of the corporation shall be either the chairman, the vice-chairman or the president as determined by the board of directors.  The chief executive officer shall provide overall direction and administration of the business of the corporation, he shall interpret and apply the policies of the board of directors, establish basic policies within which the various corporate activities are carried out, guide and develop long range planning and evaluate activities in terms of objectives.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, stock certificates of the corporation, any deeds, mortgages, bonds, contracts, or other instruments except in cases where the signing and execution thereof shall be required by law to be otherwise signed or executed, and he may execute proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation.  He shall have the power to (1) designate management committees of employees deemed essential in the operations of the corporation, its divisions or subsidiaries, and appoint members thereof, subject to the approval of the board of directors; (2) appoint certain employees of the corporation as vice presidents of one or several divisions or operations of the corporation, subject to the approval of the board of directors, provided however, that any vice president so appointed shall not be an officer of the corporation for any other purpose; and (3) appoint such other agents and employees as in his judgment may be necessary or proper for the transaction of the business of the corporation and in general shall perform all duties incident to the office of the chief executive.
Section 9.  Chief Operating Officer.  The chief operating officer (if elected by the board of directors) shall be either the vice-chairman or the president as determined by the board of directors.  The chief operating officer shall in general be in charge of all operations of the corporation and shall direct and administer the activities of the corporation in accordance with the policies, goals and objectives established by the chief executive officer and the board of directors.  In the absence of the chief executive officer, the chief operating officer shall assume the duties and responsibilities of the office of the chief executive.
Section 10.  Executive Vice President.  The executive vice president (if elected by the board of directors) shall report to either the chief executive officer or the chief operating officer as determined in the corporate organization plan established by the board of directors.  He shall direct and coordinate such major activities as shall be delegated to him by his superior officer in accordance with policies established and instructions issued by his superior officer, the chief executive officer, or the board of directors.
Section 11.  Vice Presidents.  The board of directors may elect one or several vice presidents.  Each vice president shall report to either the chief executive officer, the chief operating officer or the executive vice president as determined in the corporate organization plan established by the board of directors.  Each vice president shall perform such duties as may be delegated to him by his superior officers and in accordance with the policies established and instructions issued by his superior officer, the chief executive officer or the board of directors.  The board of directors may designate any vice president as a senior vice president and a senior vice president shall be senior to all other vice presidents and junior to the executive vice president.  In the event there be more than one senior vice president, then seniority shall be determined by and be the same as the annual order in which their names are presented to and acted on by the board of directors.
Section 12.  The Treasurer.  The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other; (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer, chief operating officer or by the board of directors.
Section 13.  The Secretary.  The secretary shall:  (a) keep the minutes of the meetings of the stockholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws or as required by law; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the chairman, president, or a vice president, stock certificates of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer, chief operating officer or by the board of directors.
ARTICLE V
Fiscal Year
The fiscal year of the corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.
ARTICLE VI
Seal
The corporate seal shall be in the form determined by the board of directors.
ARTICLE VII
Waiver of Notice

Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the certificate of incorporation or under the provisions of the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE VIII
Amendments
Subject to the provisions of the certificate of incorporation, these by-laws may be altered, amended or repealed at any regular meeting of the stockholders, or at any special meeting of stockholders duly called for that purpose, by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given.  Subject to the laws of the State of Delaware, the certificate of incorporation and these by-laws, the board of directors may by a majority vote of those present at any meeting at which a quorum is present amend these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.